INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-71286, No. 33-51377, No. 33-50004 and No. 33-29801 on Forms S-3 and No. 33-
39873 on Form S-8 of Cascade Natural Gas Corporation, of our reports dated February 1, 1994, appearing in this Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended December 31, 1993.


DELOITTE & TOUCHE

Seattle, Washington
March 22, 1994